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                                                                      EXHIBIT 11


                                  SKYMALL, INC.

            STATEMENT RE: COMPUTATION OF NET INCOME PER COMMON SHARE



                                                                                    THREE MONTHS ENDED
                                                                                        SEPTEMBER 30,
                                                                                  ------------------------
For Primary Income Per Common Share (1)(2)                                           1997          1996
                                                                                  ----------    ----------
Weighted average number of common shares outstanding                               8,647,182     5,150,001
Net dilutive impact of stock options and warrants--based on the treasury stock
   method using average market price                                                      --        41,278
                                                                                  ----------    ----------
Weighted average number of common and common equivalent shares
   outstanding                                                                     8,647,182     5,191,279
                                                                                  ==========    ==========
Net income                                                                        $  323,000    $  321,000
                                                                                  ==========    ==========
Net income per common share                                                       $      .04    $      .06
                                                                                  ==========    ==========


                                                                                     NINE MONTHS ENDED
                                                                                        SEPTEMBER 30,
                                                                                  ------------------------
For Primary Income Per Common Share (1)(2)                                           1997          1996
                                                                                  ----------    ----------
Weighted average number of common shares outstanding                               8,651,720     5,150,001
Net dilutive impact of stock options and warrants--based on the treasury stock
   method using average market price                                                  59,938        41,278
                                                                                  ----------    ----------
Weighted average number of common and common equivalent shares
   outstanding                                                                     8,711,658     5,191,279
                                                                                  ==========    ==========
Net income                                                                        $1,071,000    $1,091,000
                                                                                  ==========    ==========
Net income per common share                                                       $      .12    $      .21
                                                                                  ==========    ==========

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(1) No calculation of fully diluted income per share has been provided as fully diluted income per share is equal to primary income per share.

(2) Common and common equivalent shares have been adjusted to reflect a 1,592-for-1 stock exchange upon incorporation in Nevada in October 1996.


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